                                   EXHIBIT 21
                                   ----------

                              LIST OF SUBSIDIARIES
                              --------------------

                           Name                                               State of Incorporation
                           ----                                               ----------------------

             The State Bank and Trust Company                                          Ohio
                The Peoples Banking Company                                            Ohio
             The Citizens Savings Bank Company                                         Ohio
             The First National Bank of Ottawa                              Nationally Chartered Bank
             Reliance Financial Services, N.A. *                         Nationally Chartered Trust Company
                 Rurban Mortgage Company *                                             Ohio
               Rurban Life Insurance Company                                         Arizona
                Rurbanc Data Services, Inc.                                            Ohio

--------

* Reliance Financial Services, N.A. and Rurban Mortgage Company are wholly-owned subsidiaries of The State Bank and Trust Company.